UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2008

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 8, 2008, Cherokee Inc. (the “Company”) entered into a Restated Licensing Agreement with Target Corporation (the “Restated Licensing Agreement”), which amends and restates the agreement between the Company and Target Corporation dated November 12, 1997, assigned as of January 29, 2003 (the “Prior Agreement”).  The Restated Licensing Agreement is effective as of February 1, 2008 and amends the Prior Agreement to extend the term, which currently expires January 31, 2009, to January 31, 2012.  In addition, the Restated Licensing Agreement includes several other minor modifications.

The foregoing description of the Restated Licensing Agreement is qualified in its entirety by the Restated Licensing Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Restated Licensing Agreement effective as of February 1, 2008, by and between the Company and Target Corporation.
99.1	Press Release dated January 10, 2008 regarding the Restated Licensing Agreement by and between the Company and Target Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

January 10, 2008	By:	/s/ Russell J. Riopelle
Russell J. Riopelle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restated Licensing Agreement effective as of February 1, 2008, by and between the Company and Target Corporation.
99.1	Press Release dated January 10, 2008 regarding the extension of the Restated Licensing Agreement by and between the Company and Target Corporation.